Exhibit 12


                                G&L Realty Corp.
                Computation of Ratio of Earnings to Fixed Charges
                           Annual Report on Form 10-K
                                December 31, 1999
                                 (In thousands)




Net Loss                                                           $ (2,115)
                                                                   ========

Fixed Charges:
   Interest expense                                                 $11,997
   Capitalized interest                                                 430
   Amortization of deferred financing costs                             396
                                                                   --------
Total fixed charges                                                $ 12,823
                                                                   ========

Total Fixed Charges and Preferred Dividends:
   Total fixed charges                                             $ 12,823
   Preferred dividends                                                7,212
                                                                   --------
Total fixed charges and preferred dividends                         $20,035
                                                                   ========

Ratio of earnings to fixed charges and preferred dividends           0.53x
                                                                   ========